UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

MATTSON TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-24838	77-0208119
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway

Fremont, California  94538

(Address of principal executive offices including zip code)

(510) 657-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On May 11, 2011, Mattson Technology, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Needham & Company, LLC, as representative of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”) relating to the public offering (the “Offering”) of 7,820,000 shares (including 1,020,000 shares pursuant to an over-allotment option granted to the Underwriters) shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), at a price to the public of $1.80 per share. The Underwriters exercised their over-allotment option in full on May 13, 2011. The net proceeds to the Company from the Offering, after deducting the underwriting discount and estimated offering expenses payable by the Company, are expected to be approximately $12.8 million.

The shares of Common Stock are being offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-168250), which was declared effective by the Securities and Exchange Commission on September 30, 2010, as supplemented by a preliminary prospectus supplement, dated May 10, 2011, and a final prospectus supplement, dated May 11, 2011, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company.  Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

The Underwriting Agreement has been filed with this report to provide information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of May 11 2011, between Mattson Technology, Inc. and Needham & Company , LLC, as representative of the several underwriters.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mattson Technology, Inc.

Date: May 16, 2011	By:	/s/ Andy Moring
Andy Moring
Chief Financial Officer, Secretary and Executive Vice President — Finance

Index to Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of May 11 2011, between Mattson Technology, Inc. and Needham & Company , LLC, as representative of the several underwriters.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 hereto).